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                                                                    Exhibit 10.7

                            FIRST SAVINGS BANK, SLA

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                                               JANUARY 1, 1997











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                            FIRST SAVINGS BANK, SLA

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 INTRODUCTION

     First Savings Bank, SLA through its predecessor First Savings and Loan Association of Perth Amboy, adopted a Retirement Benefit Maintenance Plan on March 25, 1984. The Retirement Benefit Maintenance Plan was replaced by the Supplemental Executive Retirement Plan (SERP) effective January 1, 1994.

     The Bank, upon review of the provisions of the existing SERP, determined that a revision and restatement should be undertaken. With the authorization of the Board of Directors, the revision and restatement set forth in the provisions of the SERP contained herein are adopted effective January 1, 1997.

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                               TABLE OF CONTENTS

Section      1       Name                                1

Section      2       Purpose                             1

Section      3       Definitions                         1

Section      4       Administration                      6

Section      5       Eligibility for Participation       9

Section      6       Retirement Benefits                 9

Section      7       Distribution of Benefits           11

Section      8       Death Benefits and
                     Beneficiary Designation            13

Section      9       Funding Obligations of Bank        14

Section      10      Amendment and Termination          15

Section      11      General Provisions                 16

Section      12      Effective Date                     18

                     Appendix A                         19

                                   SECTION 1

                                     NAME

     The Deferred Compensation Plan set forth herein shall be known as the First Savings Bank, SLA Supplemental Executive Retirement Plan.

                                   SECTION 2

                                    PURPOSE

     The purposes of the Plan are to assist First Savings Bank, SLA in retaining the vital and valuable services of certain key employees until their retirement; to induce the key employees to utilize their best efforts to maintain and enhance the business of the Bank and to provide certain supplemental benefits to the key employees. The Plan is intended to constitute an unfunded non-qualified deferred compensation plan.

                                   SECTION 3

                                  DEFINITIONS

     For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine pronoun and the singular shall include the plural and the plural shall include the singular.

     3.1 "Actuarial Equivalent" shall mean a benefit of a form differing in time, period or manner of payment from a specific benefit provided under the Plan but having the same value when computed using mortality rates from the 1983 Individual Annuitant Mortality Table for Males and an interest assumption of 7%.

     3.2 "Bank" shall mean FIRST SAVINGS BANK, SLA, or, to the extent provided in Section 11.7 below, any successor corporation or other entity resulting from a merger or consolidation with the Bank or transfer or sale of substantially all of the assets of the Bank.

     3.3 "Beneficiary" shall mean the person or persons designated in accordance with Section 8.3 to receive any benefits under the Plan in the event of a Participant's death.

                                      -1-
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     3.4  "Board of Directors" shall mean the full Board of Directors of the
Bank.

     3.5 "Committee" shall mean the Compensation Committee of the Bank, or any other Committee appointed by the Board of Directors to administer the Plan.

     3.6 (a) "Compensation" shall mean the Participant's regular salary and wages paid or accrued by the Employer in the highest 12 consecutive months during which the Participant was actively employed excluding bonuses, overtime pay, commissions, other extraordinary payments, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits paid by the Bank to such Participant. Amounts contributed by the Employer under the Plan shall not be included within the definition of Compensation for purposes of this Plan.

     (b) Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Sections 125 or 401(k) of the Internal Revenue Code of 1986. Compensation shall not include stock or stock grants awarded the Participant by the Bank, or any other incentive compensation awards.

     (c) Notwithstanding the above, for purposes of this Plan, Compensation for John Mulkerin shall be limited to Two Hundred Fifty Thousand Dollars ($250,000.00).

     3.7 "Bank Pension Plan Annual Benefit" shall mean the projected annual benefit payable from the Pension Plan for Employees of First Savings Bank, SLA or any successor defined benefit pension plan, to a Participant at age sixty-five (65) or, in the case of Deferred Retirement (as defined in Section 6.3 of this Plan) the annual benefit payable to a Participant at actual retirement both assuming the normal form of benefit, namely a life-only annuity. If the employment of the Participant terminates before age 65, the Bank Pension Plan Annual Benefit shall be the benefit accrued under the Pension Plan for Employees of First Savings Bank, SLA as of the date of termination and payable at age 65.

     3.8  "Effective Date" of the restated Plan shall mean January 1, 1997.

     3.9  "Employer" shall mean FIRST SAVINGS BANK, SLA.

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     3.10  "Normal Retirement Date" shall mean the first day of the month coinciding with or next following a Participant's sixty-fifth (65th) birthday.

     3.11 "Participant" or "Employee" shall mean any person who has been designated by the Board of Directors to participate in the Plan in accordance with the provisions herein set forth.

     3.12 "Plan" shall mean the First Savings Bank, SLA Supplemental Executive Retirement Plan.

     3.13 "Plan Year" shall mean the period of twelve (12) consecutive months commencing on January 1, 1997 and each January 1 thereafter.

     3.14 "Primary Social Security Benefit" shall mean the Participant's annual old age insurance benefit payable at his Normal Retirement Date, computed on the basis of the Social Security Act in effect at the Normal Retirement Date for a Participant who retires on or after that date and computed on the basis of the Social Security Act in effect at the date of retirement or termination for a Participant who retires or terminates prior to the Normal Retirement Date.

     (a) At the Participant's Normal or Deferred Retirement Date, the Participant's Primary Social Security Benefit shall be calculated based on the Participant's total Compensation subject to Social Security payroll tax (up to the Normal or Deferred Retirement Date), disregarding any adjustments provided by the Social Security Act to reflect deferral of the Primary Social Security Benefit from age 65 to Normal or Deferred Retirement Date;

     (b) At the Participant's date of termination for any reason before Normal Retirement Date, the Participant's Primary Social Security Benefit shall be calculated as the monthly Primary Insurance Amount that would have been payable at his Normal Retirement Date assuming that he continued to receive Compensation at the rate last recorded by the Bank in the records of the Plan from the date of termination of employment of the Participant to his Normal Retirement Date and assuming that the Social Security Taxable Wage Base remains unchanged from the Social Security Taxable Wage Base in effect on the Participant's last day of employment with the Bank.

     (c) For any calendar year for which compensation information is not available to the Bank, for purposes of calculating a Participant's Primary Social Security Benefit, Compensation will be determined by using the following procedure: It shall be presumed that the Participant's Compensation is equal to or exceeds the Social Security Taxable Wage Base and that the Social Security Wage

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Base remains unchanged from the Social Security Taxable Wage Base in effect on the Participant's last day of employment with the Bank.

     3.15  "Service" shall mean:

     (a) All periods of employment with the Employer.

     A period of employment begins as of the date the Employee first completes an Hour of Employment for the Employer and ends on the earlier of the date the Employee resigns, is discharged, retires, becomes Totally Disabled within the meaning of Section 3.16, dies or, if the Employee is absent for any other reason, with the Employer's authorization, on the first day the Employee fails to return to active employment from such absence. If an Employee is absent for any reason and returns to the employ of the Employer before incurring a Break-in-Service, as provided in Subsection (b), he shall receive credit for his period of absence up to a maximum of 12 months. Service subsequent to a Break-in-Service will be credited as a separate period of employment.

     (b) "Break-in-Service" shall mean a period of 12-consecutive months during which an Employee fails to accrue an Hour of Employment with the Employer. Such period begins on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If, commencing on or after November 1, 1985, an Employee is absent by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee for adoption by the Employee, or the (iv) caring for a child immediately following such birth or placement, such Employee will not be treated as having retired, resigned or been discharged and the period between the first and second anniversary of the first day of such absence shall not be deemed a Break-in-Service.

     (c) "Month of Service" shall mean a calendar month any part of which is in a period of employment or credited absence.

     (d) "Year of Service" shall mean, unless otherwise indicated, 12 consecutive Months of Service. A Participant shall be credited with one-twelfth (1/12) of a year of Service for each completed Month of Service.

     (e)  "Hour of Employment" shall mean

          (i) For an Employee paid on an hourly basis or for whom hourly records of employment are required to be maintained, each hour for which the person is directly or indirectly paid or entitled to payment for the performance of duties or for the period of time when no duties are performed, irrespective of whether the employment relationship has terminated, such as vacation, holiday or illness.

          (ii) For an Employee paid on a non-hourly basis or for whom hourly records of employment are not required to be maintained, each week for which the person is directly or indirectly paid or entitled to payment shall be equal to 45 Hours of Employment.

          (iii) A person shall receive an Hour of Employment for each hour for which back pay has been awarded or agreed to irrespective of mitigation of damages, provided that each such hour shall be credited to the applicable computation period to which it pertains, rather than the applicable computation period in which the award or agreement is made, and further provided that no such award or agreement shall have the effect of crediting an Hour of Employment for any hour for which the person previously received credit under (i) and
                (ii) above.

          (iv) Notwithstanding the forgoing, Hours of Employment shall be computed and credited in accordance with Department of Labor Regulation 2530.200b-2,
                Subparagraphs (b) and (c).

     (f) An Employee shall receive credit for the period of his employment with another business entity to which he had been transferred by the Employer solely for purposes of determining his vested interest in accordance with Section 7.

     3.16 "Total Disability" shall be defined in accordance with the provisions of any disability insurance policy maintained by the Bank for the Participant which is then in effect. In the absence of such policy, Total Disability shall mean the incapacity of the Participant to perform any employment which would be appropriate for a person of his prior physical status, intellectual ability and experience, due to mental or physical disability which shall have been certified to by a physician selected by the Committee.

                                   SECTION 4

                          ADMINISTRATION OF THE PLAN

     4.1  Assignment of Administrative Authority

     The decisions of the Committee shall be conclusive and binding on all persons. The Committee shall have the sole responsibility to administer the Plan.

     4.2  Organization and Operation of the Committee

     The Committee shall have full power and authority to:

     (a) Interpret and construe the Plan and determine all questions of the status and rights of the Participants hereunder, and its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Bank and the Participants and their respective successors, heirs, assigns, personal representatives and any Beneficiary.

     (b) The Committee shall act by a majority of its members unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two or less members in office at the time. In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock.

     (c) The Committee may authorize any one or more of its members to execute documents on behalf of the Committee.

     (d) The Committee may, by unanimous consent, delegate specific authority and responsibility to one or more of its members. The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities. Members not so designated shall be relieved from liability for any act or omission resulting from such delegation.

     4.3  Authority and Responsibility

     The Committee shall have full authority and responsibility for administration of the Plan. Such authority and responsibility shall include, but shall not be limited to the following:

     (a) Appointment of qualified accountants, benefit consultants, administrators, legal counsel or investment managers, or other persons it deems necessary or advisable, who shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan.

     Any action of the Committee on the basis of advice, opinion, reports, etc. furnished by such qualified accountants, benefit consultants, administrators, and legal counsel shall be the sole responsibility of the Committee.

     Members of the Committee shall not be precluded from serving the Committee in any other capacity.

     (b) Make in their sole and absolute discretion all determinations of all benefits and resolve of all questions arising from the administration, interpretation and application of the Plan;

     (c) Provide forms and regulations for the administration of the Plan;

     (d) Remedy all errors and inequities as arise from incorrect information received by or communicated to the Committee, or from administrative error;

     (e) Make settlement or compromise of any claims or debts arising from the operation of the Plan and the commencement of any legal actions or administrative proceedings;

     (f) Provide for direction of the investment of any funds set aside or earmarked by the Bank to meet its obligations under this Plan.

     4.4  Records and Reports

     The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

     4.5  Required Information

     The Bank and any Participant or Beneficiary entitled to benefits shall furnish forms and any information or evidence as requested by the Committee for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

     4.6  Payment of Expenses of Plan

     The expenses of the Committee in connection with the administration of the Plan shall be the responsibility of the Bank.

     4.7  Indemnification

     The Bank shall indemnify and hold the members of the Committee harmless against liability incurred in the administration of the Plan, including not but limited to any and all legal fees and expenses incurred by the members of the Committee, except for the gross negligence or willful misconduct of any member.

                                   SECTION 5

                         ELIGIBILITY FOR PARTICIPATION

     Such persons as may be designated from time to time by the Board of Directors upon such terms and conditions as the Board of Directors shall agree upon, shall be eligible to participate in the Plan, and shall be designated on Appendix A annexed hereto.

                                   SECTION 6

                              RETIREMENT BENEFITS

     6.1  Normal Retirement

     A Participant who retires on his Normal Retirement Date, shall be entitled to an annual retirement benefit equal to seventy-five percent (75%) of his Compensation reduced by his Bank Pension Plan Annual Benefit and his Primary Social Security Benefit.

     6.2  Early Retirement

     A Participant who retires prior to his Normal Retirement Date based on his voluntary termination shall be entitled to receive an annual retirement benefit equal to seventy-five percent (75%) of his Compensation, reduced by his Bank Pension Plan Annual Benefit and his Primary Social Security Benefit and further reduced by four percent (4%) for each Year of Service less than twenty-five
(25). This benefit will be payable at age 65. Notwithstanding the foregoing, the Participant may elect to receive this benefit prior to attaining age 65. If such election is made, the benefit will be further reduced on an Actuarial Equivalent basis, unless the Participant has attained age 60 and has at least 25 Years of Service, in which case the benefit will not be reduced on an Actuarial Equivalent Basis.

Notwithstanding the foregoing, upon the occurrence of an Event of Termination as defined in any applicable Employment Agreement between the Participant and the Bank (other than a termination governed by any change in control or termination for cause provisions thereunder), a Participant's retirement benefit shall not be reduced for Years of Service less than twenty-five (25). However, in such event, the benefit will be reduced on an Actuarial Equivalent basis, unless the Participant has attained age 60 and has at least 25 Years of Service in which case the benefit will not be reduced on an Actuarial Equivalent Basis.

     6.3  Deferred Retirement

     A Participant may remain in the employ of the Employer after his Normal Retirement Date for such period or periods as shall be approved by the Employer. Upon actual retirement, such Participant shall be entitled to receive an annual retirement benefit equal to seventy-five percent (75%) of his then Compensation reduced by his Bank Pension Plan Annual Benefit and his Primary Social Security Benefit.

     6.4  Total Disability

     A Participant who retires on account of his Total Disability prior to his Normal Retirement Date shall be entitled to receive an annual retirement benefit equal to seventy-five percent (75%) of his Compensation, reduced by his Bank Pension Plan Annual Benefit and his Primary Social Security Benefit. This benefit will be payable at age 65. If the Participant recovers from his Total Disability (as determined by the Committee in its sole and absolute discretion) prior to his commencement of receipt of a retirement benefit and he does not return to work for the Bank, or if his period of Total Disability ceases by reason of his death prior to his commencement of receipt of a retirement benefit, his employment with the Company shall be deemed terminated as of the date of his recovery or death and in such event the Participant or his Beneficiary, as the case may be, shall be entitled to such retirement or death benefit as he would be eligible to receive under the applicable provisions of this Section 6 or Section 8.

     6.5  Normal Form of Payment

     (a) A Participant shall receive his annual retirement benefit under this Plan during his lifetime payable in equal monthly installments equal to one-twelfth (1/12) of the annual benefit determined in accordance with Sections 6.1, 6.2, 6.3, and 6.4 of the Plan. In the event a Participant dies after commencement of his retirement benefits but before completion of the payment of benefits equalling fifteen (15) annual installments of such benefits, then the balance of the fifteen (15) annual installments shall be paid in equal monthly installments to his designated Beneficiary, and no further payments will be due and owing to the Participant's designated Beneficiary.

     (b) A Participant who is married at the time of his Normal, Early or Deferred Retirement Date or at the time of his Total Disability may elect to receive the value of all of his benefits in the form of a spousal joint and survivor annuity. The spousal joint and survivor annuity shall be the actuarial equivalent of the Participant's single life annuity with fifteen (15) years guaranteed. Such joint and survivor benefits following the Participant's death shall continue to be paid to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant.

     6.6  Optional Forms of Benefit Payment

     In lieu of the Normal Form of Payment, the Committee may, in its sole discretion, make payment in any form it deems appropriate. Such payment shall be based on the actuarial equivalent of the Normal Form of Payment as defined in
Section 6.3 of the Plan. The decision of the Committee shall be binding and conclusive.

     6.7  Benefit Disqualification

     For purpose of this Section 6, if a Participant's Employment is terminated as a result of such Participant's fraud, embezzlement, larceny, misappropriation or proven dishonesty, then such Participant shall not be entitled to any benefits hereunder. If after commencement of benefits to a Participant, the Committee determines that such Participant had committed an act or acts of fraud, embezzlement, larceny, misappropriation or proven dishonesty while in the employ of the Bank, then such Participant's benefits shall be terminated upon such determination by the Committee.

     6.8  Change in Control

     Upon the occurrence of a termination of employment on account of a Change in Control as defined in any applicable Employment Agreement between the Participant and the Bank, the Participant will be entitled to receive a retirement benefit under Section 6.2 without regard to any reductions for Years of Service less than twenty-five (25) or receipt of his retirement benefit prior to attaining age 65.

                                   SECTION 7

                           DISTRIBUTION OF BENEFITS

     7.1  Normal Retirement; Early Retirement; Deferred Retirement

     A Participant's retirement benefit shall commence within sixty (60) days after the close of month in which the Participant ceases employment because of:

     (a)  the Participant's attainment of Normal Retirement Date, or

     (b)  Early Retirement Date, or

     (c)  Deferred Retirement Date

     7.2  Total Disability

     A Participant's retirement benefit payable on account of Total Disability pursuant to Section 6.4 shall commence within thirty (30) days after the close of the month in which the Participant would have attained his Normal Retirement Date.

     7.3  Method of Payment

     A Participant shall receive his annual retirement benefit in equal monthly installments as provided under Subsection 6.5.

     7.4  Claim Procedure for Benefits

     (a) Any request for specific information with respect to benefits under the Plan must be made to the Committee in writing by a Participant or his Beneficiary. Oral communications will not be recognized as a formal request or claim for benefits.

     (b) The Committee shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, (i) setting forth the specific reasons for such denial; specific references to pertinent plan provisions; a description of any material and information which had been requested but not received by the Committee; and (ii) advising such Participant or Beneficiary that any appeal of such adverse determination must be in writing to the Committee but, until changed, not more than 60 days after receipt of such notification, and must include a full description of the pertinent issues and basis of such claim.

     (c) If the Participant or Beneficiary fails to appeal such action to the Committee in writing within the prescribed period of time, the Committee's adverse determination shall be final.

     (d) If an appeal is filed with the Committee, the Participant or Beneficiary shall submit such issues he feels are pertinent and the Committee shall reexamine all facts, make a final determination as to whether the denial of benefits is justified under the circumstances, and advise the Participant or Beneficiary in writing of its decision and the specific reasons on which such decision was based, within 60 days of receipt of such written request, unless special circumstances require a reasonable extension of such 60-day period.

     7.5  Substitute Payee

     If a Participant or Beneficiary entitled to receive any benefits hereunder is in his minority, or is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving any distribution, the Committee may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the payee. Any such payment shall be a payment for such person and a complete discharge of the liability of the Employer therefore.

     7.6  Satisfaction of Liability

     After all benefits have been distributed in full to a Participant or to his Beneficiary, all liability to such Participant or to his Beneficiary shall cease.

     7.7  Nonassignability

     No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

     7.8  Reemployment after Commencement of Benefits

     In the event that the Participant is reemployed by the Bank as an employee after commencement of his retirement benefits hereunder, the Participant's benefit payments will be suspended during the period of such reemployment, and will resume once the

Participant is no longer reemployed, subject to any applicable calculation adjustments.

                                   SECTION 8

                  DEATH BENEFITS AND BENEFICIARY DESIGNATION

     8.1 Upon the death of a Participant prior to retirement, the benefit payable to the Participant's Beneficiary shall be an amount equal to seventy-five percent (75%) of the Participant's Compensation reduced by his Bank Pension Plan Annual Benefit which the Participant would have been entitled to receive commencing at age sixty-five (65) determined as of the day before the Participant's date of death and further reduced by the Primary Social Security Benefit which the Participant would have received commencing at the Participant's social security normal retirement date. The benefit will be payable to the designated Beneficiary or successor Beneficiary for a period of fifteen (15) years, in monthly installments commencing as soon as administratively practical but in no event later than the date for commencement of payment of the death benefit under the Pension Plan for Employees of First Savings Bank, SLA.

     At the option of the Committee, the benefit payable shall be an amount equal to the present value of the lump sum Actuarial Equivalent of the benefit that is payable under this Section 8.1. Both the present value and the lump sum equivalent shall be computed by using the rates defined in Section 3.1.

     8.2 Upon the death of a Participant subsequent to the commencement of any retirement benefit payments to him, the only payment to which Participant's Beneficiary or estate, as the case may be, shall be entitled shall be those benefit payments (if any) to be made in accordance with Sections 6.5 or 6.6, whichever is applicable.

     8.3 Each Participant may designate a Beneficiary and/or successor Beneficiary to receive the benefits payable in the event of his death. Such designations may be changed from time to time by the Participant. All such designations and changes shall be made on an appropriate form and shall be filed with the Committee. In the event the Participant fails to exercise his right to designate a Beneficiary or if no designated Beneficiary shall survive the Participant, then such benefits shall be paid to his estate.

                                   SECTION 9

                          FUNDING OBLIGATION OF BANK


     9.1  Bank Contributions

     (a) Although it is the intention of the Bank to maintain adequate reserves for the satisfaction of its obligations under the Plan, nothing contained herein shall create an obligation on the part of the Bank to set aside or earmark any monies or other assets specifically for this purpose. It is intended that these benefits be in the form of an unfunded obligation of the Bank.

     (b) Should the Bank elect to set aside or earmark any monies or other assets specifically for the purpose of satisfying its obligation under the Plan, all such assets shall remain the assets of the Bank and shall remain subject to the claims of the general creditors of the Bank. Should the Bank elect to purchase life insurance or annuity contracts as a means of satisfying its obligations under this Plan, in whole or in part, it reserves the absolute right in its sole discretion to terminate any such contracts, as well as any other funding program, at any time, in whole or in part. At no time while a Participant remains in the employ of the Bank shall a Participant, any designated Beneficiary or the Participant's estate have any right, title or interest in or to any specific funds or assets of the Bank including but not limited to any life insurance or annuity contracts which the Bank may, at any time, have purchased. As to any claim for benefits under this Plan, the Participant, any designated Beneficiary and/or the Participant's estate, shall be a creditor of the Bank in the same manner as any other creditor having a general claim for unpaid compensation.

     (c) The Bank may, in its sole discretion, make contributions in cash or in kind to a Trust for the First Savings Bank Supplemental Executive Retirement Plan (Trust) which it may choose to establish in order to satisfy its obligations under the Plan.

                                  SECTION 10

                           AMENDMENT AND TERMINATION

     10.1 Amendment, Suspension or Termination

     Subject to Subsection 10.2, the Bank reserves the right at any time and from time to time to amend, suspend or terminate the Plan by action of its Board of Directors without the consent of any Participant, Beneficiary or other person claiming a right under the Plan.

     10.2 Benefits Payable

     (a) In the event of any amendment, modification or termination of the Plan, there shall be no reduction in the amount of benefits then being paid or payable to any Participant or Beneficiary.

     (b) In the event of any amendment, modification or termination of the Plan, each Participant still employed shall be entitled to those benefits to which he would have been entitled under Section 6 had he then terminated his employment.

                                  SECTION 11

                              GENERAL PROVISIONS

     11.1 Limitation of Rights

     Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the purchase of any policy, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary, or any other person whatsoever, any legal or equitable right against the Bank or the Committee unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee or the Bank in accordance with the terms and provisions of the Plan; or as giving any Participant or any other employee of the Bank the right to be retained in the service of the Bank, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     11.2 Construction of Agreement

     The Plan shall be construed according to the laws of the State of New Jersey, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such State except where pre-empted by Federal law.

     11.3 Title to Assets

     No Participant, Beneficiary or any other person shall have any legal or equitable right or interest in the funds set aside by the Bank, or otherwise received or held under the Plan, except as expressly provided in the Plan, and no Participant, Beneficiary or any other person shall be deemed to possess a right to any assets except as herein provided.

     11.4 Severability

     Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

     11.5 Titles and Headings

     The titles and headings of the Sections in this instrument are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.

     11.6 Non-Alienation of Benefits

     No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may required by law.

     11.7 Binding Upon Successors

     All liabilities under the Plan shall be binding upon any successor or assign of the Bank and any purchaser of the Bank or substantially all of the assets of the Bank.

     11.8 Withholding

     The Bank shall withhold from any payment hereunder any required amount of income or other taxes.

                                  SECTION 12

                                EFFECTIVE DATE

This Plan shall become effective as of January 1, 1997.


     IN WITNESS WHEREOF, this Plan has been executed by its duly authorized officer this day.


                                    First Savings Bank, SLA

                              By    ______________________________

                           Title    ______________________________

                            Date    ______________________________

                            FIRST SAVINGS BANK, SLA

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  APPENDIX A

Eligible Participants (Per Section 5 of the Plan)
---------------------
Chris Martin
John Mulkerin
Joseph Yewaisis

                          LABOR DEPARTMENT STATEMENT

To:  Pension and Welfare Benefits Administration
     U.S. Department of Labor
     Room N - 5610
     200 Constitution Avenue, N.W.
     Washington, D.C. 20210

From: Employer: FIRST SAVINGS BANK, SLA
                --------------------------------------------
      Employer: Identification Number: 22-1435764
                                      ----------------------
      Address:  339 State Street, Perth Amboy, NJ 08862
              ----------------------------------------------
                                     _________________, 19__

     This document constitutes the statement required by 29 C.F.R.
(S)2520.104.23(a)(1) to be filed with the Secretary of Labor in respect to the First Savings Bank, SLA Supplemental Executive Retirement Plan maintained by the above employer.

     The employer currently maintains 1 Plan(s) for executives who are members of a select group of management or who are highly compensated.

     The number of participants in the Plan is as follows: 3



                                                 FIRST SAVINGS BANK, SLA


                                   Signed By:    ______________________________

                        UNANIMOUS CONSENT OF DIRECTORS

                         IN LIEU OF A SPECIAL MEETING

                         OF THE BOARD OF DIRECTORS OF

                            FIRST SAVINGS BANK, SLA

     *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

     The undersigned, being all the Directors of First Savings Bank, SLA, ("Bank") do hereby consent to and authorize the action set forth in the following resolutions and do hereby declare that the said action shall be and hereby is taken and approved by all of the Directors, as of the date hereof:

          WHEREAS, it is in the desire of the Bank to restate the First Savings Bank, SLA Supplemental Executive Retirement
     Plan (SERP) effective January 1, 1997; and

          WHEREAS, the Bank has reserved its right to amend the SERP under Section 10.1 thereof.

          NOW, THEREFORE, IT IS RESOLVED THAT:

          The restated SERP for the benefit of certain key employees of First Savings Bank, SLA, a copy of which is attached to this consent, is hereby approved and adopted effective January 1, 1997.

     The undersigned, by affixing their signatures hereto, this    day of   ,
19 , do hereby consent to, authorize and approve of the foregoing resolutions in their capacity as all of the Directors of First Savings Bank, SLA.

_______________________________               ______________________________

_______________________________               ______________________________

_______________________________               ______________________________

_______________________________               ______________________________

                            FIRST SAVINGS BANK, SLA

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



BENEFICIARY DESIGNATION

     I,                  , being an Employee of the First Savings Bank, SLA and
a Participant in the Supplemental Executive Retirement Plan of said Bank hereby direct that any of my benefits remaining in said Plan after my death be paid to the following named beneficiaries. This beneficiary designation form shall supersede any prior beneficiary designation which I may have completed.

Primary Beneficiary:     ______________________________________________________

                         ______________________________________________________

                         ______________________________________________________

                         ______________________________________________________

Contingent Beneficiaries:______________________________________________________
(if my Primary
Beneficiary is not       ______________________________________________________
living at the time
of my death)             ______________________________________________________

                         ______________________________________________________

                         ______________________________________________________

                         ______________________________________________________

                         ______________________________________________________

____________________ By: ______________________________________________________
Witness                  Participant

Dated:___________________